EXHIBIT 10.2

Issuance Date:  April 6, 2010
Maximum Principal Amount:                                                        $2,000,000

CONVERTIBLE PROMISSORY NOTE

BRAZIL GOLD CORPORATION, a Nevada corporation (the "Promissor"), for value received, hereby promises to pay to COACH CAPITAL LLC, a Delaware corporation, or its assigns, (the "Holder") the principal amount of One Hundred Thousand Dollars ($100,000), plus all subsequent amounts that may be lent by Holder to Promissor in an aggregate amount not to exceed $2 Million Dollars ($2,000,000), on July 2, 2011 (the “Maturity Date”), if not previously converted as provided herein, upon presentation and surrender of this Convertible Promissory Note (this “Note”) by the Holder to the Promissor, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

1.  INTEREST RATE.   This Note shall bear interest at the rate of 12% per annum, calculated monthly and not compounded.

2.  PAYMENT. Payment in full on the Maturity Date shall be made at such address as the Holder shall hereafter give to the Promissor by written notice made in accordance with the provisions of this Note and, in the case of a change of address, delivered to Promissor at least ten (10) days prior to the applicable date of payment hereunder. The Promissor may prepay this Note in whole or in part anytime before the Maturity Date.

3. NOTES EXCHANGEABLE; LOSS, THEFT, DESTRUCTION.  Upon receipt of evidence satisfactory to the Promissor of the loss, theft, destruction, or mutilation of this Note the Promissor shall issue to the Holder a new Note of like tenor, in lieu of this Note.

4.  NOTES NEGOTIABLE.   Holder consents and agrees that this Note, when duly endorsed, shall be deemed  negotiable and that the Holder, upon such endorsement, may be treated by  the Promissor and all other persons dealing with this Note as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Note.

5.  CONVERSION PROCEDURE.

.1 Conversion Procedures. The face amount of this Note and all interest accrued thereon may be converted, in whole or in part, any time following the Issuance Date in Holder’s sole discretion. Such conversion shall be effectuated by surrendering this original Note to the Promissor together with a facsimile or original of the signed Notice of Conversion (in the form attach hereto as Exhibit A) which evidences Holder’s irrevocable election to convert the Note indicated.  The date on which the Notice of Conversion is effective (“Conversion Date”) shall be deemed to be the date on which the Holder has delivered a facsimile or original of the signed Notice of Conversion to Promissor, as long as the original Note to be converted is received by the Promissor within five (5) business days thereafter.

.2 Common Stock to be Delivered.                                                        Upon receipt by the Promissor of a facsimile or original of Holder’s signed Notice of Conversion and this Note, the Promissor shall instruct the transfer agent to deliver stock certificates representing the number of shares of Common Stock issuable upon such conversion, as applicable.

.3 Conversion Rate.  Holder is entitled to convert the first $1,000,000 of the face amount of this Note anytime following the Issuance Date at the lesser of $1.00 per share and the average weighted trading price for the 20-day period prior to the Conversion Date (“Conversion Price 1”).

.4 Conversion Rate 2.  Holder is entitled to convert the second $1,000,000 of the face amount of this Note anytime following the Issuance Date at the lesser of:

.A (a)           $1.25 per share and the average weighted trading price for the 20-day period prior to the Conversion Date (“Conversion Price 2”) if converted on or before September 2, 2010, or thereafter;

.B (b)           $1.50 per share and the average weighted trading price for the 20-day period prior to the Conversion Date (“Conversion Price 3”) if converted on or before July 2, 2011.

 (v)           Registration of Shareholder.  The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the Conversion Date.

6.  COMMON STOCK MAY BE RESTRICTED. Until such time as the shares of Common Stock deliverable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock to be delivered pursuant to the terms hereof upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

The legend set forth above shall be removed and the Promissor shall cause to be delivered to the Holder a new certificate therefor free of any transfer legend if (i) the Promissor or the Issuer’s transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Promissor or the Issuer’s transfer agent with reasonable assurances that the Common Stock deliverable upon conversion of this Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock deliverable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

7.  CORPORATE OBLIGATION. No recourse under or upon any obligation, covenant, or  agreement contained in this Note, or for any claim based  thereon or otherwise in respect thereof, shall be had against any shareholder, officer or director, as  such, past, present or future, of the Promissor or of any successor  corporation, either directly or through the Promissor, any successor corporation, any trustee, any receiver, or any other person, whether by  virtue of any constitution, statute, or rule of law, or by the  enforcement of any assessment, penalty, or otherwise; it being expressly understood that this Note is solely a corporate obligation of the Promissor.

8.  DEFAULT.  In case any events of default, as defined below (''Events of Default”), shall have occurred and are continuing, the principal hereof together with all interest accrued, but unpaid, hereon may be declared due and payable by the Holder of this Note including such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys fees, and disbursements.

            The following constitute Events of Default;

A.	Default in the payment of the: principal upon this Note as and when the same shall become due and payable on the Maturity Date; or

B.	If the Holder shall:

                      (1)  File a petition in bankruptcy or a petition to take advantage of any insolvency act, or
                      (2)  Make an assignment for the benefit of its creditors; or
(3) Consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

C.           If the Promissor shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt, or if  a court of competent jurisdiction  shall enter an order or decree  (i) appointing  without  the consent of the Promissor a receiver of the whole or substantially all of  its property,  or (ii)  approving a petition filed against it under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any, State thereof, or any country or other jurisdiction and such adjudication, order, or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry  hereof.

All powers and remedies given the Holder of this Note shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the holder of this Note, by judicial proceedings or otherwise, to enforce the  performance or observance of the covenants and agreements contained  in  this Note,  and  no delay or omission by the Holder of this Note to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall  impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein;  and every power and remedy given to the Holder of this Note may be  exercised from time to time, and as often as shall be deemed expedient,  by the Holder of this Note.

Prior to the declaration of the maturity of this Note as provided herein above the Holder of this Note may waive, by a written letter signed by Holder, any past default hereunder and its consequences, in the case of any such waiver, the Promissor and the Holder of this Note shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or any right consequent thereon.

9.  PURCHASE FOR INVESTMENT.   It is specifically understood that this Note has not been registered under the Securities Act of 1933 ("Act"), or under applicable state securities laws. The Holder agrees that he is acquiring this Note for investment purposes only and not with a view to the public distribution thereof.

10.  SPECIFIC PERFORMANCE.  The Promissor acknowledges that any violation or breach of its obligations under this Note shall result in immediate and irreparable injury to the Holder for which a remedy at law would be inadequate.  Accordingly, in the event of any breach or threatened breach by the Promissor of its obligations under this Note, the Holder shall be entitled to have such court compel the Promissor to specifically perform its obligations under this Note.

11.  NOTICES.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Promissor:                                           Brazil Gold Corporation
800 Bellevue Way NE, Suite 400
Bellevue, WA 98004
(951) 676-4900

If to the Holder:                                           Coach Capital LLC
1201 Orange Street, Suite 600
Wilmington, DE 19899 – 0511
(604) 688-2921

Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

          IN WITNESS WHEREOF, Promissor has caused this Note to be executed on the date appearing below.

BRAZIL GOLD CORPORATION, a Nevada corporation

By:  Signed P E Jennings                                                                                         April 6, 2010
Name:                                                       Phillip Jennings                                                  Date
Title:   Vice President & Director

EXHIBIT A

NOTICE OF ELECTION TO CONVERT
CONVERTIBLE PROMISSORY NOTE

TO BRAZIL GOLD CORPORATION:

The undersigned Holder of that certain Convertible Promissory Note, dated , 20 , in the amount of $  (the “Note”), hereby irrevocably exercises the option to convert the Note into shares of Common Stock of BRAZIL GOLD CORPORATION, a Nevada corporation, in accordance with the terms of the Note, and directs that the shares and the Common Stock issuable and deliverable upon the conversion be issued and delivered to the Holder hereof unless a different name has been indicated below.  If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto.

Signature
(Use exact name of Holder as shown on this Note.)

Dated:                                                                , 20

Signature Guaranteed

Fill in for name in which Shares are to be issued:

(Please print name and address, including zip code)

Social Security or other Taxpayer Identification Number

EXHIBIT B

SCHEDULE OF ADVANCES

Update #2: on June 30, 2010
In respect of Original Issuance Date: January 2, 2010
Maximum Principal Amount:                                                      $2,000,000

CONVERTIBLE PROMISSORY NOTE
EXHIBIT B

SCHEDULE OF ADVANCES

September 5, 2009                                  $60,000.00
October 14, 2009                                $100,000.00
November 19, 2009                                $100,000.00
November 24, 2009                                $100,000.00
December 2, 2009                                $100,000.00
December 31, 2009                                  $17,000.00

January 20, 2010                                $125,000.00
February 19, 2010                                $110,000.00
March 10, 2010                                           $100,000.00
March 11, 2010                                             $10,000.00

March 29, 2010                                            $25,000.00
April 6   , 2010                                          $100,000.00
April 12, 2010                                             $2,398.73
April 14, 2010                                           $50,000.00
April 15, 2010                                          $100,000.00
            $10,000.00
          $190,000.00
April 23, 2010                                            $60,000.00
May 18, 2010                                            $60,000.00
May 25, 2010                                             $9,000.00
June 15, 2010                                           $30,000.00
$30,000.00
                                __________

TOTAL                             $1,488,398.73